Exhibit 99.3

NEWS RELEASE

Halcón Resources Announces

Public Offering of Common Stock

HOUSTON, TEXAS — February 6, 2018 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”), today announced the launch of an underwritten public offering of 8,000,000 shares of its common stock (the “offering”). The Company expects to grant the underwriters an option for 30 days to purchase up to an additional 1,200,000 shares of the Company’s common stock.

The Company intends to use the net proceeds from the offering to fund a portion of the purchase price for its recently announced acquisitions of Southern Delaware Basin assets (the “Acquisition”) and for general corporate purposes. The offering is not conditioned upon the closing of the Acquisition.

J.P. Morgan is acting as sole book-running manager for the offering. The offering will be made only by means of a prospectus, forming a part of the Company’s effective shelf registration statement filed with the Securities and Exchange Commission and effective April 28, 2017, related prospectus supplement and other related documents. You may obtain these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Additionally, copies of the preliminary prospectus supplement and the related base prospectus may be obtained from:

J.P. Morgan

via Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, New York, 11717

Telephone: (866) 803-9204

E-mail: prospectus-eq_fi@jpmchase.com

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved. Statements regarding our pending acquisitions and divestitures are forward-looking statements; there can be no guarantee that these transactions close on the timeframe described herein or that they close at all. Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements.  These risks include, but are not limited to the risks set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and other filings submitted by the Company to the SEC, copies of which may be obtained from the SEC’s website at www.sec.gov.  Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof.  The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.